.

Rise Gold Technical Reports Show No Significant Environmental Impacts for Idaho-Maryland Mine Project

March 17, 2020 – Vancouver, British Columbia – Rise Gold Corp. (CSE: RISE, OTCQB: RYES) (the “Company”) is pleased to provide an update on the application for a Use Permit to Nevada County for the re-opening of the historic past-producing Idaho-Maryland Gold Mine.

The Company previously submitted an application for a Use Permit to Nevada County as discussed in news release dated November 21st, 2019:

https://www.risegoldcorp.com/uploads/content/Nov21RiseGoldSubmitsPermitApplicationtoReopenIdahoMarylandGoldMine.pdf

All technical reports required for the Draft Environmental Impact Report (“DEIR”) are now either complete or in final draft. The timeline, from the application submission in November 2019 to land use approval, is expected to range from 12-18 months.  Construction and operational permits would follow as needed.

The technical reports conclude that the Idaho-Maryland Project (“IM Project”) has no significant environmental impacts after mitigation has been incorporated. Preparation of the DEIR, in accordance with the California Environmental Quality Act (“CEQA”), is expected to commence shortly. In accordance with CEQA, the County will retain a 3rd party independent consultant to peer review the technical studies and conclusions and prepare the DEIR. The DEIR will provide a description of existing site conditions, project operations, and how the project may impact the existing conditions. Accordingly, the final judgement of the significance of impacts and mitigation measures are determined by the County in consultation with its independent consultant. However, based on the results of the technical studies, the Company believes the DEIR will arrive at a similar conclusion with no significant environmental impacts after mitigation is incorporated.

The Company’s technical reports included the participation of numerous highly qualified independent consultants and were completed over a ~9-month period at a total combined cost of over US $1 million. The strong financial condition of the Company allowed extra work to be conducted in numerous areas to bolster the conclusions. Additional work in hydrology, including the digital modelling of groundwater and robust geomorphology studies, was completed with the participation of five experts with doctorate degrees in their fields.

A summary of the results from the Company’s technical reports is provided in Table 1. Documents are or will be available in the upcoming weeks on Nevada County’s website at the following link: https://www.mynevadacounty.com/2882/Application-Documents---Rise-Grass-Valle

Several reports are in the process of submittal and will be posted in the upcoming weeks.

TABLE 1 – Summary of Rise Gold Technical Reports1

Subject	Potential Impacts	Proposed Mitigations
Aesthetics – Technical Report by Benchmark Resources
Aesthetics	Less than significant Brunswick Industrial Site largely shielded from public views by trees and vegetation. No illumination from lighting beyond property boundary.	None Required
Air Quality – Technical Report by Dudek
Greenhouse Gas Emissions	Less than significant	None Required
Odors	Less than significant	None Required
Dust	Less than significant with mitigation

Dust mitigation plan required including removal of track-out material from vehicles, tire washing of vehicles working off pavement exiting site, wetting or covering active storage piles, onsite speed limit of 15 mph on unpaved surfaces, watering as necessary to prevent visible dust emissions from leaving property boundary.

Air Emissions	Less than significant with mitigation

Use of alternatives to open burning of vegetation, grid power shall be used where feasible, temporary traffic control during construction to improve traffic flow. Activities scheduled to direct traffic to off-peak hours when practical. Diesel engines over 50 hp to be certified Tier 4F engines when commercially available.

Human Health	Less than significant	None Required. Health risk is below level of significance. Dust mitigation plan and use of Tier 4F engines as above will further reduce health risk.
Biological Resources – Technical Reports by Matuzak Environmental
Special Status Plants	Less than significant with mitigation Pine Hill Flannelbush located on Centennial Industrial Site.	Preservation of majority of Pine Hill Flannelbush plants. Compensatory mitigation of disturbed plants to ensure no net loss.
Special Status Wildlife	Less than significant with mitigation No Special-Status Wildlife observed in field studies.	Pre-construction surveys for bat roosting, coast horned lizard, yellow and red-legged frog, western pond turtle, California black rail, and nesting raptors.
Wetlands	Less than significant with mitigation ~0.57 acres of wetlands to be filled by construction at Brunswick Site.	Compensatory mitigation of permanent wetlands impact to ensure no net loss.
Stream & Riparian Zones	Less than significant with mitigation ~0.11 acres of permanent impacts for construction and installation of storm water system. Temporary impacts to install discharge pipe and culverts.

Compensatory mitigation of permanent stream impact to ensure no net loss.

Management plans for work within 100 ft non-disturbance buffer zone.

No biological impact from discharge of treated water to South Fork Wolf Creek.

Cultural Resources – Technical Report by Incontext Cultural Resources Solutions
Cultural Resources	Less than significant with mitigation Underground mine workings are contributing elements of the Idaho-Maryland Mine Historic District.

Rise to share historic documentation with the public. Sharing will consist of providing GIS output and copies of historic diagrams with local historic societies, California State Library, and the California Geology and Mining Library.

Geology and Soils – Technical Reports by NV5
Geotechnical	Less than significant with mitigation

Removal and replacement of sawdust in portion of berm of existing clay-lined pond at Brunswick site. No disturbance of clay liner required.

Existing 48-inch culvert running underneath Brunswick site is near the end of its life and will be replaced.

Support of temporary cut slopes and material testing for compaction and expansive soils during construction. Installation of sub-surface drainage and mechanical ripping of bedrock during construction as required.

Rock and sand tailings produced by mine will meet the geotechnical criteria for structural fill. Engineered fill to be composed of 100% sand tailings or up to 2-parts rock to 1-part sand tailings.

Risk of seismically induced hazards are remote (negligible).

Steep slope, sediment and erosion, dust control, and storm water management plans required.

Hydrology and Water Quality – Technical Reports by EMKO, Itasca, Linkan, Balance, Nevada City Engineering
Geochemistry – Engineered Fill

Less than significant with mitigation

Use of barren rock and sand tailings produced by mine as engineered fill.

Sand tailings are environmentally benign.

Mineral process plant removes +93% of sulphide sulphur from sand tailings. Geochemical test work shows sand tailings have minimal metal content, similar to average crustal abundance. Leachate samples from waste extraction tests (WET-DI) show metal content less than all California regulatory thresholds.

Sand tailings are shown to be net-acid neutralizing with neutralizing potential ranging from 100-159 times acid potential.

Barren rock is environmentally benign.

Geochemical test work shows barren rock to have minimal metal content. Leachate samples from 96% of barren rock mined from waste extraction tests (WET-DI) show metal content less than all California regulatory thresholds.

Barren rock samples are shown to be net-acid neutralizing with neutralizing potential ranging from 7 -107 times acid potential.

Completion and approval prior to placement of engineered fill from the California State Water Resources Control Board. This will require an approval of a Report of Waste Characterisation and Report of Waste Discharge.

Geochemistry – Cemented Paste Backfill

Less than significant with mitigation

Use of cemented sand tailings produced by mine as underground backfill.

The use of cemented paste backfill is an environmentally favorable disposal alternate for tailings as it significantly limits solute release, eliminates bleed water from placed backfill, and reduces the surface footprint of the mine.

Sand tailings are environmentally benign.

Mineral process plant removes +93% of sulphide sulphur from sand tailings. Geochemical test work shows sand tailings have minimal metal content, similar to average crustal abundance. Leachate samples from waste extraction tests (WET-DI) show metal content less than all California regulatory thresholds.

Sand tailings are shown to be net-acid neutralizing with neutralizing potential ranging from 100-159 times acid potential

Completion and approval prior to placement of backfill from the California State Water Resources Control Board. This will require an approval of a Report of Waste Characterisation and Report of Waste Discharge.

Selection and purchase of Portland cement from suppliers providing materials with low chromium content.

Strength, rheological, and geochemical testing of cemented paste backfill mixture to be completed before production commences.

Surface Water Quality

Less than significant with mitigation

Discharge of treated groundwater from underground mine to South Fork Wolf Creek.

Water treatment plant using conventional methods validated over years of application in facilities worldwide.

Mineral process plant to run on a closed water circuit.

Treatment of mine water to standards of California Regional Water Quality Control Board Limited Threat General Order R5-2016-0076 (NPDES No. CAG995002). Water temperature, pH, and dissolved oxygen to be maintained within limits of General Permit.

Groundwater Drawdown

Less than significant with mitigation

Itasca Denver prepared a sophisticated groundwater model and simulation which was calibrated with historic groundwater inflows. EMKO Environmental prepared analytic solutions to confirm results and determine potential effects on domestic water wells.

One domestic water well located above the historic mine workings could be impacted, with an ~40% reduction in the well water column, due to the groundwater drawdown from dewatering of the mine. With the assumption of a 100% safety factor, an additional six domestic water wells could be impacted, with a reduction in the well’s water column of ~7% – 12% . All potentially impacted wells are located in the E. Bennett Road area. Domestic water wells outside this area will not be impacted.

Rise will construct an extension to the Nevada Irrigation District (NID) potable water line along East Bennett Rd. to connect 28 properties to the NID system prior to dewatering. Construction costs and NID capacity charges would be fully funded by Rise, providing a benefit of ~$70,000 per property owner. Property owners would be allowed to continue using their domestic wells in addition to the NID potable water supply.

Hydrologic data will be collected according to project stages. Prior to dewatering, monitoring wells and piezometers would be installed to measure water levels. The Itasca groundwater model would be updated periodically after dewatering commences to incorporate changes to the long-term mining plan, data from monitoring wells, and measured pumping rates.

No significant effects to surface water flow in streams are anticipated.

Storms & Flooding	Less than significant with mitigation Storm water detention ponds will be constructed at both the Brunswick and Centennial sites. No work is proposed within a floodplain.

Post project storm-water discharge from both the Centennial and Brunswick Sites, including, in the case of the Brunswick Site, the treated mine water discharge of 5.6 cfs will be equal to or less than the estimated pre-project storm-water discharge levels.  Therefore, with the construction of the storm-water detention ponds, the project will have no impact or increase of flows in creeks during storm events.

Channel Geomorphology

Less than significant

Field sampling and calculations indicate that increasing the base flow of South Fork Wolf Creek by the discharge of treated mine water (maximum 5.6 cfs) will have no significant impact on erosion or sedimentation to the creek.

None Required.
Land Use and Planning – Technical Report by Benchmark Resources
Nevada County General Plan	No Impact The project is consistent with the Nevada County General Plan goals, objectives, and policies.	None Required.
Nevada County Zoning Code

Less than significant with mitigation

Subsurface mining is allowed in all base districts, surface access to subsurface mining is allowed in the M1 base district (Sec. L-II 3.21) and surface mining is allowed in the M1 district (Sec. L-II 3.22).

The Brunswick Industrial Site will be rezoned from M1-SP to M1-ME.

A variance for buildings heights exceeding 45 ft will be required for the headframes and process plant building.

Boundary line adjustments will be required for three parcels of the Brunswick Industrial Site so that parcel lines do not cross proposed buildings.

Noise and Vibration – Technical Reports by Bollard Acoustical and Precision Blasting Services
Noise

Less than significant with mitigation

Bollard collected ambient noise and vibration levels at representative sensitive receptors and modelled noise from the project elements including machinery and truck traffic.

Buildings on the Brunswick Industrial Site will require noise reducing insulation of 25 dB. The emergency generator building will require noise reducing insulation of 30 dB.

A monitoring program will be implemented to ensure compliance with regulations.

Blasting Vibrations

Less than significant

Development and longhole blasting vibrations calculated. The majority of planned mining is greater than 1000 feet from surface. The anticipated impact from drilling and blasting surrounding the proposed mine is negligible, and in almost all situations will be unnoticeable and undetectable by seismographs.

A monitoring program will be implemented to establish background levels, record ground vibrations, and model ground vibration.
Drilling Vibrations

No Impact

The community will experience no ground vibration from the drilling activities at the mine. The drilling produces no longstanding ground vibration and has no effect a few feet from the hole being drilled.

None Required.
Transportation and Traffic – Technical Report by KD Anderson
Traffic Delay

No Impact

Traffic delay shall not be considered a significant impact on the environment in recent changes to CEQA.

Rise employees will use the existing road network.

Truck traffic will utilize Brunswick Road, a minor arterial road, to access State Highway 20/49.

No impact under CEQA.

The majority of traffic from the project is scheduled during off peak hours.

During the PM Peak hour, Rise will add approximately 10 - 47 vehicles to intersections with current PM peak hour traffic ranging from 1015 – 1458 vehicles, Rise will pay its fair share for the signalization of three intersections which are currently operating at an unacceptable level of service.

Rise will pay its fair share of road maintenance through a tonnage fee commensurate with the projects impact, similar to that collected for aggregate mining projects in Nevada County.

Rise will pay the Western Nevada County Transportation Mitigation Fee, based on the square footage of buildings constructed.

Vehicle Miles Travelled	Pending Thresholds for vehicle miles travelled have not been set by Nevada County at this time and are expected to be finalized in July 2020.

The project, located ~3 miles from downtown Grass Valley, is in a favorable location in relation to employee’s potential choice of residence. This may result in a favorable impact to vehicles miles travelled. Rise will also implement a ride-sharing incentive program for employees.

1)

Technical Report references provided at end of News Release.

Project Design

The Idaho-Maryland Mine is a past producing gold mine which produced 2,414,000 oz of gold at an average mill head grade of 17 gpt gold from 1866-1955.

The IM Mine was the second largest lode gold producer in the United States before being forced to close under War Production Board Order L-208 during World War II. The mine produced a substantial amount of gold in the years before the forced closure. In the two years before closure, 1940 and 1941, mine production averaged 920 tons per day with an average mill head grade of 0.38 oz per ton (12.9 gpt) and 121,000 oz of gold production per year.

The Company has recently completed 67,500 feet (20,600 meters) of exploration core drilling at the IM Project. Numerous high-grade gold intercepts have been encountered, both near the existing mine workings and to depths significantly below historic mining areas.

The Company believes it drilling program has been successful but cautions investors no current mineral resources or mineral reserves have been defined. The Company’s submission of an application for a Use Permit from Nevada County requires information regarding planned throughput and material quantities. The Company cautions investors that no Technical Report has been filed to support that this rate of production will be achieved. The Company has not completed a feasibility study to establish mineral reserves and therefore has not demonstrated economic viability of the IM Project. The Company has not made a production decision for the IM Project.

The Use Permit application proposes underground mining to recommence at an average throughput of 1,000 tons per day. The existing Brunswick Shaft, which extends to ~3400 feet depth below surface, would be used as the primary rock conveyance from the underground workings. A second service shaft would be constructed by raising from underground to provide for the conveyance of personnel, materials, and equipment. Gold processing would be done by gravity and flotation to produce gravity and flotation gold concentrates. Processing equipment and operations would be fully enclosed in attractive modern buildings and numerous mature trees located on the perimeter of the Brunswick Site would be retained to provide visual shielding of aboveground project facilities and operations.

The Company would produce barren rock from underground tunneling and sand tailings as part of the project which would be used for creation of approximately 58 acres of level and useable industrial zoned land for future economic development in Nevada County.

A water treatment plant and pond, using conventional processes, would ensure that groundwater pumped from the mine is treated to regulatory standards before being discharged to the local waterways.

Detailed studies by professionals in the fields of civil and electrical engineering, biology, hydrology, cultural resources, traffic, air quality, human health, vibration, and sound have guided the designs of the project.

Approximately 300 employees would be required when the mine reaches full production.

Capital Advisory Contract

The Company announces it has engaged Capital Markets Advisory CA (CMA) to increase the awareness and the profile of the Company in the Investment Community. The contract remuneration is C$4,000 per month, has a minimum term of 6 months, and 75,000 stock options will be granted of pursuant to the terms of the Company’s Stock Option Plan. The options are exercisable at C$0.50 per share for a period of three (3) years and expire on March 17, 2023. CMA’s principle, Karen Mate, has over 25 years of experience in capital markets, specializing in connecting corporate clients with Institutions and high net worth accounts to offer unique investment and funding opportunities throughout North America and Europe.

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company. The Company’s principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA. The Idaho-Maryland Gold Mine produced 2,414,000 oz of gold at an average mill head grade of 17 gpt gold from 1866-1955. Historic production at the Idaho-Maryland Mine is disclosed in the Technical Report on the Idaho-Maryland Project dated June 1st, 2017 and available on www.sedar.com. Rise Gold is incorporated in Nevada, USA and maintains its head office in Vancouver, British Columbia, Canada.

On behalf of the Board of Directors:

Benjamin Mossman

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

Suite 650, 669 Howe Street

Vancouver, BC V6C 0B4

T: 604.260.4577

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

References

Balance Hydrologics, Inc. (2020). Geomorphic Assessment, South Fork Wolf Creek, Near Grass Valley, California. Truckee, CA.

Benchmark Resources. (2020). Idaho-Maryland Mine Project Aesthetics Technical Study, Nevada County, California. Folsom, CA.

Benchmark Resources. (2020). Idaho-Maryland Mine Land Use Technical Study, Nevada County, California. Folsom, CA.

Bollard Acoustical Consultants, Inc. (2019). Noise and Vibration Analysis Idaho-Maryland Mine Nevada County, California. Loomis, CA

Dudek. (2020). Air Quality and Greenhouse Gas Emissions Analysis Technical Report for the Idaho-Maryland Mine Project Nevada County, California. Sacramento, CA.

EMKO Environmental, Inc. (2020). Groundwater Hydrology and Water Quality Analysis Report for the Idaho-Maryland Mine Project, Nevada County, California. El Dorado Hills, CA.

Greg Matuzak Environmental Consulting LLC. (2019). Brunswick Industrial Site and East Bennett Road Right of Way Aquatic Resources Delineation of Water of the United States and State of California. Grass Valley, CA.

Greg Matuzak Environmental Consulting LLC. (2019). Brunswick Industrial Site and East Bennett Road Right of Way Biological Resources Assessment. Grass Valley, CA.

Greg Matuzak Environmental Consulting LLC. (2019). Brunswick Industrial Site and East Bennet Road Right of Way Watercourse, Wetlands, Riparian Areas Management Plan. Grass Valley, CA.

Greg Matuzak Environmental Consulting LLC. (2020). Centennial Industrial Site Idaho-Maryland Mine Project Watercourse, Wetlands, Riparian Areas Management Plan. Grass Valley, CA.

Greg Matuzak Environmental Consulting LLC. (2019). Centennial Industrial Site Aquatic Resources Delineation of Waters of the United States and State of California. Grass Valley, CA.

Greg Matuzak Environmental Consulting LLC. (2019). Centennial Industrial Site Biological Resources Assessment. Grass Valley, CA.

Greg Matuzak Environmental Consulting LLC. (2019). Technical Memorandum for Centennial Industrial Site: Biological Resources Impact Assessment. Grass Valley, CA.

Greg Matuzak Environmental Consulting LLC. (2019). Centennial Industrial Site Habitat Management Plan for the Pine Hill Flannelbush (Fremontodendron decumbens). Grass Valley, CA.

InContext Cultural Resources Solutions. (2019). Cultural Resources Survey Report for the Idaho-Maryland Mine Project, Nevada County, California. Fair Oaks, CA.

InContext Cultural Resources Solutions. (2020). Historic Properties Inventory and Findings of Effect for the Idaho-Maryland Mine Project, Nevada County, California. Fair Oaks, CA.

Itasca Denver, Inc. (2020). Desktop Study of Cemented Paste Backfill. Lakewood, CO.

Itasca Denver, Inc. (2020). Predictions of Groundwater Inflows to the Underground Workings at the Idaho-Maryland Mine. Lakewood, CO.

KD Anderson & Associates, Inc. (2020). Traffic Impact Analysis for the Idaho-Maryland Mine Project, Nevada County, CA. Loomis, CA.

Linkan Engineering. (2019). Idaho Maryland Water Treatment Plant Design Report. Elko, NV.

Nevada City Engineering, Inc. (2019). Hydrology & Hydraulic Calculations for Preliminary Drainage Analysis & Detention Basin Sizing for Centennial & Brunswick Sites. Nevada City, CA.

Nevada City Engineering, Inc. (2020). Floodplain Management Plan for Centennial Industrial Site of the Idaho Maryland Mine Project. Nevada City, CA.

NV5. (2019). Geotechnical Engineering Report Idaho-Maryland Mine Project – Brunswick Industrial Site. Nevada City, CA.

NV5. (2019). Geotechnical Engineering Report Idaho-Maryland Mine Project – Centennial Industrial Site. Nevada City, CA.

NV5. (2020). Idaho-Maryland Mine Project – Brunswick Industrial Site Steep Slope, Erosion and Sediment Control Management Plan. Nevada City, CA.

NV5. (2020). Idaho-Maryland Mine Project – Centennial Industrial Site Steep Slope, Erosion and Sediment Control Management Plan. Nevada City, CA.

NV5. (2020). Idaho-Maryland Mine Project – Portion of Brunswick Industrial Site Management Plan for Potential Seismic Hazards. Nevada City, CA.

Precision Blasting Services. (2019). Environmental Factors of Blasting Report for the Proposed Idaho-Maryland Gold Project, Nevada County, California. Montville, OH.

Wendy Boes Botanical Consultant. (2019). Brunswick Mine Special Status Plant Survey Report. Nevada City, CA.

Wendy Boes Botanical Consultant. (2019). Centennial Industrial Site Special Status Plant Survey Report. Nevada City, CA.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words or statements that certain events or conditions “may” or “will” occur.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.